                                                                     Exhibit 4.3


                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only:

"THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE."]

[Include the following legend on all Notes that are Restricted Notes:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED."]

                                 HOLLINGER INC.

                      11.875% SENIOR SECURED NOTES due 2011

No. ____                                                            $___________

                 [If the Note is a Global Note, include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                             CUSIP No. 43556CAE1

   [If the Note is a Regulation S Global Note, delete the reference to CUSIP No.
                                        and replace it with: ISIN No. C43776AA8]

                  HOLLINGER INC., a corporation incorporated under the Canada Business Corporation Act (herein called "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________ or its registered assigns, the principal sum of _____________ United States dollars on March 1, 2011, at the office or agency of the Company referred to below, and to pay interest thereon from March 10, 2003 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 (each, an "Interest Payment Date") commencing September 1, 2003 at the rate of 11.875% per annum, in United States dollars, until the principal hereof is paid or duly provided for.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so paid or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder in whose name such Note is registered as of such Regular Record Date, and may be paid on the Special Payment Date to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date to be fixed by the Trustee (and for which notice shall be given to Holders of Notes not less than 10 days prior to such Special Payment Date) or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC.

                  Whenever interest to be paid hereunder is to be calculated on the basis of a year of three hundred and sixty (360) days, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by three hundred and sixty (360). The foregoing is disclosed herein solely for the purpose of providing the disclosure required under the Interest Act (Canada).

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture, this Note shall not be entitled to any benefit under the Indenture, the Guarantees or the Security Agreement, or be valid or obligatory for any purpose.

                     GUARANTEE OF RAVELSTON MANAGEMENT INC.

                  For value received, RAVELSTON MANAGEMENT INC., a corporation incorporated under the laws of the Province of Ontario, hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Note and the Trustee, as if Ravelston Management Inc. were the principal debtor, the punctual payment, on demand, of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note.

                          GUARANTEE OF 504468 N.B. INC.

                  For value received, 504468 N.B. INC., a corporation incorporated under the laws of the Province of New Brunswick, hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Note and the Trustee, as if 504468 N.B. Inc. were the principal debtor, the punctual payment, on demand, of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:

                                        HOLLINGER INC.

                                        By _____________________________
                                           Authorized Signatory

                                        RAVELSTON MANAGEMENT INC.,
                                        as Guarantor

Attest: _______________________         By _____________________________
                                           Authorized Signatory

                                        504468 N.B. INC., as Guarantor

Attest: _______________________         By _____________________________
                                           Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Notes referred to in the within-mentioned Indenture.

                                        WACHOVIA TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee

                                        By _____________________________
                                           Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                                 HOLLINGER INC.

                      11.875% SENIOR SECURED NOTES due 2011

                  This Note is one of a duly authorized issue of Notes of the Company designated as its 11.875 % Senior Secured Notes due 2011 (herein called the "Notes"), which may be issued under and are subject to the terms of an indenture (herein called the "Indenture") dated as of March 10, 2003, among the Company, Ravelston Management Inc., as guarantor ("RMI"), 504468 N.B. Inc., as guarantor ("NBI"), The Ravelston Corporation Limited, Sugra Limited and Wachovia Trust Company, National Association, as trustee (together with any successor Trustee under the Indenture, the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Note Guarantors, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness evidenced by this Note and (b) certain covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  The Notes are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

                  The Notes are subject to redemption, in whole or in part, at any time on or after March 1, 2007, at the option of the Company upon not less than 30 nor more than 60 days' prior notice to the Holders by first-class mail, in amounts of $1,000 or integral multiples of $1,000 at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning March 1 of the years indicated below:

        Year                              Redemption Price
        ----                              ----------------
2007.................................         105.938%
2008.................................         102.969%
2009 and thereafter..................         100.000%

in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date).

                  In addition, at any time on or prior to March 1, 2006, the Company may redeem up to 35% of the principal amount of Notes issued under the Indenture with the net proceeds of a Public Equity Offering at 111.875% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date). A "Public Equity Offering" means a public offering of Qualified Capital Stock of Hollinger International (the proceeds of which are contributed to the Company) or the Company.

                  In addition, the Company may elect to redeem the Notes, as a whole and not in part, upon not less than 30 nor more than 60 days' notice, at any time, at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption only if, as a result of (1) any change in or amendment to the laws of Canada (or of any political subdivision or taxing authority therein or thereof) or any regulations or rulings promulgated thereunder or any change in the official interpretation or official application of such laws, regulations or rulings (including a judgment, holding or order by a court of competent jurisdiction), or (2) any change in the official application or interpretation (including a judgment, holding or order by a court of competent jurisdiction) of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Canada (or such political subdivision or taxing authority) is a party, which change, amendment or treaty becomes effective on or after the date of the Indenture: (i) the Company is or would be required on the next succeeding due date for a payment with respect to the Notes to pay any Additional Amounts with respect to the Notes pursuant to
Section 10.21 of the Indenture, or (ii) with respect to any payment due or to become due under the Guarantees or this Indenture, RMI or NBI is, or on the next succeeding due date with respect to the Notes would be, required to pay any Additional Amounts pursuant to Section 10.21 of the Indenture.

                  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or the portion thereof to be redeemed pro rata or by any other method the Trustee shall deem fair and reasonable.

                  As more fully set out in the Indenture, upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase all or a portion of such Holder's Notes in amounts of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

                  In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of record of such Notes as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes at any time with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and the Notes and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  The Notes are secured by a security interest in the Senior Notes Collateral, which may be released as set forth in the Indenture and the Security Agreement.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered satisfactory indemnity, to the Trustee to institute such proceeding as trustee, (c) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and
(d) the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Note on or after the respective due dates expressed herein.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition (other than pursuant to a lease) of all or substantially all of the properties and assets of the Company in accordance with the Indenture, subject to the terms and conditions of the Indenture, the successor Person to such transaction shall become the obligor on this Note, and the Company shall be discharged from all obligations and covenants under this Note and the Indenture.

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[To be attached to Global Notes only:]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

-------------------------------------------------------------------------------------------------------
                        Amount of decrease in       Amount of increase in     Principal amount of this
                         principal amount of         principal amount of        Global Note following
Date of exchange          this Global Note            this Global Note        such decrease or increase
----------------          ----------------            ----------------        -------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I/we assign and transfer this Note to
              _____________________________________________________
              (Print or type assignee's name, address and zip code)

             ______________________________________________________
             (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint _________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________

                      Your Signature: __________________________________________
                      (Sign exactly as your name appears on the other side of
                       the Note)

Signature Guarantee:______________________________
                    (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.